UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 14, 2009

Date of Report (Date of earliest event reported)

DESIGN WITHIN REACH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50807	94-3314374
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

225 Bush Street, 20th Floor, San Francisco CA 94104

(Address of principal executive offices, Zip Code)

(415) 676-6500

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 3, 2009, Design Within Reach, Inc. (the “Company”) entered into a Registration Rights Agreement with Glenhill Special Opportunities Master Fund, LLC (“Glenhill”). Pursuant to the Registration Rights Agreement, the Company was obligated to file a registration statement with the Securities and Exchange Commission on or before September 2, 2009 and to use its best efforts to have the registration statement declared effective by the Securities and Exchange Commission by certain dates specified in the Registration Rights Agreement.

On September 14, 2009, the Company entered into a letter agreement with Glenhill amending these registration requirements. Specifically, Glenhill agreed to extend the:

•

filing date for the registration statement until the date that is 30 calendar days subsequent to the date on which the Company receives written notice from Glenhill requesting that the Company file the registration statement; and

•

date by which the registration statement must be effective until the date that is 60 calendar days subsequent to the date on which the Company receives a notice from Glenhill (or the date that is 90 calendar days subsequent to the date on which the Company receives a notice from Glenhill in the event of a “full review” of the registration statement by the Securities and Exchange Commission).

In connection with the amendment, Glenhill also agreed to:

•

waive any and all liquidated damages which may accrue pursuant to the Registration Rights Agreement as a result of the Company’s failure to file the registration statement prior to the amended filing date and as a result of the failure of the registration statement to be declared effective by the Securities and Exchange Commission prior to the amended effectiveness date;

•

waive any and all rights pursuant to the Certificate of Designation of Preferences, Rights and Limitations of Series A 9% Convertible Preferred Stock (the “Certificate of Designation”) to an increase in the annual dividend rate on the Series A 9% Convertible Preferred Stock as a result of the Company’s failure to file the registration statement prior to the amended filing date and as a result of the failure of the registration statement to be declared effective by the Securities and Exchange Commission prior to the amended effectiveness date; and

•

acknowledge that the Company’s failure to file the registration statement prior to the amended filing date and the failure of the registration statement to be declared effective by the Securities and Exchange Commission prior to the amended effectiveness date does not constitute a default by the Company on any of the material terms and conditions of the Series A 9% Convertible Preferred Stock and will not increase the dividend rate of the Series A 9% Convertible Preferred Stock.

Glenhill is a current stockholder of the Company. Entities affiliated with Glenhill hold approximately 17,886,598 shares of the Company’s common stock and 1,000,000 shares of the Company’s Series A 9% Convertible Preferred Stock. The shares of Series A 9% Convertible Preferred Stock convert into approximately 137,412,019 shares of the Company’s common stock. Assuming full conversion of the Series A 9% Convertible Preferred Stock, entities affiliated with Glenhill own approximately 92.8% of the Company’s outstanding common stock.

The foregoing descriptions of the letter agreement with Glenhill are only a summary and are qualified in their entirety by reference to the document filed as an exhibit to this Current Report on Form 8-K, which exhibit is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

d.	Exhibits

Exhibit	Description
4.1	Letter Agreement, dated as of September 14, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 15, 2009

DESIGN WITIHIN REACH, INC.

By:	/s/ Ray Brunner
Name:	Ray Brunner
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
4.1	Letter Agreement, dated as of September 14, 2009, by and between Design Within Reach, Inc. and Glenhill Special Opportunities Master Fund, LLC